UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  November 4, 2013

 LEO MOTORS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-151381	95-3909667
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

291-1, Hasangok-dong
Hanam City, Gyeonggi-do	465-250
Republic of Korea
(Address of Principal Executive Offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2013, Leo Motors, Inc. (the “Company”) appointed Dr. Shi Chul (Robert) Kang as its Co-Chief Executive Officer and to serve as Co-Chairman of its Board of Directors.

Dr. Kang holds a Ph. D. degree in marketing and has worked in international advertising and corporate marketing areas for more than 30 years. He began his career at Oricom, the largest advertising agency in Korea and a McCann Ericson affiliate. He founded Ad Express and On&Off and managed the firms for 11 years. He served as president of Pico North Asian, a multinational global event marketing company in Hong Kong. Dr. Kang previously served as the Company’s CEO and interim CFO from 2008 to 2011. Currently, he is working as the chairman of Talent Donation Consultant Association and Head Professor of Business Consultant Starter School of the City Government of Seoul. Dr. Kang will focus on business development and financing of Leo Motors.  Dr. Kang received his BS in literature from Korea University, his MA in advertising from University of Oregon, and his Ph. D. in marketing from Dongguk University in Korea.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEO MOTORS, INC.

Dated: November 7, 2013	By: \s\ Jun Heng Park
Jun Heng Park
Co-Chief Executive Officer